UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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CEDAR REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

ERIC SHAHINIAN
LARRY E. JENNINGS, JR.

DANIEL KATZ

ERIC RAY

RICHARD H. ROSS

SHARON STERN

ARCHER G. STEVENSON

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Camac Nominates Seven Highly Qualified Director Candidates
for Election at Cedar Realty Trust’s 2021 Annual Meeting

– New Directors to Bring Fresh Perspective –

– Camac Committed to Giving Shareholders a Voice in Board Representation –

NEW YORK – March 1, 2021 PRNewswire/ – Camac Partners, LLC (“Camac”) today announced that its affiliate has nominated a slate of seven highly qualified director candidates for election to the board of directors of Cedar Realty Trust, Inc. (NYSE: CDR) (“Cedar Realty”). Camac is one of Cedar Realty’s largest shareholders. Camac’s nominees—Larry E. Jennings, Jr., Daniel Katz, Richard H. Ross, Eric Shahinian, Sharon Stern, Eric Ray and Greg Stevenson—would each bring a welcome fresh perspective to Cedar Realty’s board. These nominees are committed to acting in the best interest of all of Cedar Realty’s shareholders as independent directors.

If elected, Camac’s nominees would replace directors who have overseen the decline of almost $500 million of value at Cedar Realty.

Camac has received significant positive feedback since the release of its plan to unlock value at Cedar Realty. This feedback validates Camac’s views that meaningful immediate change is needed at Cedar Realty.

Camac’s plan is simple:

●	Significant Board refreshment with highly qualified directors
●	Cost-conscious reorganization of Cedar Realty
●	Sale of non-core assets and deleveraging
●	Immediate halt to all value-destructive development projects
●	Implementation of a capital allocation strategy centered on return on invested capital
●	Appropriate, through and fair evaluation of value-maximizing transactions

Camac believes that Cedar Realty’s board has failed to pursue or seriously evaluate credible inbound transaction inquiries. Camac believes that Cedar Realty’s board has the fiduciary obligation to give shareholders—the true owners of Cedar Realty—the opportunity to consider and vote on potential value-maximizing transactions.

Camac’s nominees are:

Larry E. Jennings, Jr. is a founder of, and senior managing director at, ValStone Partners, a fully integrated private real estate asset management platform. Founded in 1998, ValStone manages real estate equity and debt investments on behalf of institutional clients.

Daniel Katz is the managing partner of KPR (Katz Properties Retail), which owns a premium portfolio of grocery-anchored shopping centers across 14 states within the high-density Northeast, Mid-Atlantic, and south Florida markets.

Richard H. Ross is the president and chief financial officer of Quinn Residences, a real estate operating company focused on acquiring, developing and operating single-family rental homes. Previously, he was executive vice president and CFO for Branch Properties, a grocery-anchored shopping center company focused in the southeastern United States.

Eric Shahinian is the founder of Camac, which manages investments for institutional and high net worth investors. He is currently a director of, and chair of the compensation committee, for Liberated Syndication, and was previously a director of Khan Resources during the time where the company monetized a litigation and paid out nearly all the capital to shareholders.

Sharon Stern is the president of Eastmore Management and Metro Investments, two organizations focused on the acquisition, development and management of multi-residential and commercial properties in the downtown core of Montreal.

Eric Ray is a principal of Sunrise Affordable Housing Group, an investor in the development of affordable rental housing.

Archer Greg Stevenson is the founder and partner at Principal Real Assets (“PRA”), an investment management firm that specializes in long-duration investments. Prior to PRA, he served as the chief executive officer of Slate Grocery REIT (formerly known as Slate Retail REIT), a publicly traded real estate investment trust in the grocery anchored strip center sector that owns and operates over 70 strip centers totaling more than 11 million square feet.

Additional Information and Where to Find It

Camac, together with Camac Fund, LP, Camac Capital, LLC, Larry E. Jennings, Jr., Daniel Katz, Richard H. Ross, Eric Shahinian, Sharon Stern, Eric Ray, and Archer G. Stevenson, are participants in the solicitation of proxies from shareholders in connection with the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Cedar Realty. Camac intends to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Camac Fund, LP directly owns 700,537 shares of Cedar Realty’s common stock. Camac, Camac Capital, LLC and Mr. Shahinian may also be deemed to beneficially own such shares. Mr. Stevenson is the beneficial owner of 45,454 shares of Cedar Realty’s common stock. No other participant owns any shares of Cedar Realty’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive Proxy Statement with the SEC, Camac intends to mail the definitive Proxy Statement and a BLUE proxy card pursuant to applicable SEC rules. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CAMAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, copies of the definitive Proxy Statement and any other documents filed by Camac with respect to Cedar Realty with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to Camac Partners, LLC, 350 Park Avenue, 13th Floor, New York, NY 10022.

About Camac

Camac is a private investment firm founded in 2011. Camac focuses on extremely mispriced assets in discrete pockets of opportunity. Camac prides itself on its unique sourcing, flexible mandate, and constant focus on non-competitive opportunities. Its investments are long term in nature and focused on compounding capital over several decades rather than months or years.

SOURCE

Camac Partners, LLC

Related Links

http://www.camacpartners.com